Exhibit 9.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

We consent to the incorporation by reference in the Registration Statements of Acergy S.A (formerly Stolt Offshore S.A.) (a Luxembourg company) and its subsidiaries (the “Company”) on Form S-8, File Nos. 33-85168, 333-09292, 333-74321, 333-124983 and 333-124997 and on Form F-3 and Form F-3/A, File No. 333-86288 of our report on the financial statements dated March 8, 2006 appearing in this Annual Report on Form 20-F of the Company for the year ended November 30, 2005 (this “Annual Report”).

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of the Company, listed in Item 18 in this Annual Report. The financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

London, United Kingdom

May 5, 2006